Exhibit 99.1

MAD CATZ INTERACTIVE, INC.

STOCK OPTION PLAN—2007

ARTICLE I—DEFINITIONS

Section 1: Definitions. When used in this Plan, unless the context otherwise requires:

(a)	“Act” means the Securities Act (Ontario) as the same may be amended, re-enacted or replaced from time to time;

(b)	“Associate” shall have the meaning given to it under the Act;

(c)	“Board of Directors” means the Board of Directors of the Corporation and reference without more to action by the Board of Directors shall mean action by the Directors as a Board;

(d)

“Change of Control” means (i) a merger or consolidation of the Corporation with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Corporation for shares of another entity or other property in which, after any such transaction the prior shareholders of the Corporation own less than fifty percent (50%) of the voting shares of the continuing or surviving entity, (ii) the sale of all or substantially all of the assets of the Corporation, (iii) any “person” (as used in Section 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the voting power of the Corporation’s then outstanding securities or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Corporation to effect a Change of Control) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(f)	“Compensation Committee” means the compensation committee of the Board of Directors as the same may be constituted from time to time by the Board of Directors and any committee in succession to the compensation committee;

(g)	“Consultant” means a person that is engaged to provide services (other than services provided in relation to a distribution of securities) to the Corporation or any Subsidiary pursuant to a written contract and who in the opinion of the Compensation Committee or the Board of Directors spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or any Subsidiary;

(h)	“Corporation” means Mad Catz Interactive, Inc. and includes any successor corporation thereto;

(i)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, as the same may be further amended, re-enacted or replaced from time to time;

(j)	“Insider” means an “insider” as defined in the Act (and such person’s Associates) but excluding any person who falls within that definition solely by virtue of being a director or senior officer (as such term is defined in the Act) of a Subsidiary, provided however that such exclusion will not apply to a director or senior officer of a Subsidiary:

(i)	which is a “major subsidiary” as defined in National Instrument-55-101-Insider Reporting Exemptions; or

(ii)	who in the ordinary course receives or has access to information as to material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed;

(k)	“ISO” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto;

(l)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators, as the same may be amended from time to time;

(m)	“Option or Options” means an option or options granted pursuant to the Plan;

(n)	“Optionee” means a person to whom an Option has been granted under the Plan for so long as such Option remains outstanding;

(o)	“Outstanding Issue” means at any time, the number of Shares then issued and outstanding;

(p)	“Plan” means this Stock Option Plan – 2007 as from time to time amended or supplemented as herein provided;

(q)	“Share Compensation Arrangements” means any compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation, including a purchase from treasury of securities of the Corporation where the purchase is financially assisted by the Corporation, a stock option, a stock option plan, a stock purchase plan if the Corporation provides financial assistance or matches in whole or in part the securities being purchased and a stock appreciation right involving the issuance of Shares from treasury;

(r)	“Shares” means the common shares in the capital of the Corporation as presently constituted;

(s)	”Subsidiary” means in respect of the Corporation, any corporation that is a “subsidiary” as defined in the Act;

(t)	”Trading Blackout” shall have the meaning set out in Section 3.7 hereof; and

(u)	”U.S. Optionee” means any Optionee who is a citizen or resident of the United States (including its territories, possessions and all areas subject to its jurisdiction).

ARTICLE II – OPTIONS

Section 2.1: Shares Available. The Board of Directors may from time to time grant and may delegate to the Compensation Committee authority to grant, in accordance with this Plan, Options to purchase Shares provided that the number of Shares reserved for issuance under this Plan shall not exceed 6,500,000 Shares (but subject to adjustment pursuant to Section 2.3 hereof). The Compensation Committee may from time to time delegate to the Chief Executive Officer of the Corporation the authority to allocate Options among non-management employees within such terms of reference and scope as are determined by the Compensation Committee.

Section 2.2: Option Price. The price (expressed either in the currency of Canada or of the United States of America, as may be determined by the Board of Directors or the Compensation Committee) at which Shares may be purchased under any Option granted pursuant to this Plan shall be determined by the Board of Directors on the recommendation of the Compensation Committee or by the Compensation Committee (if so authorized by the Board of Directors), provided that the price per Share shall in no circumstances be less than the closing sale price of the Shares on The Toronto Stock Exchange (or on any other Stock Exchange on which the Corporation’s Shares are then listed) on the last trading day prior to the effective date of grant of such Option and if there is no such closing price, then the price per Share shall be not less than the simple average of the closing bid and ask prices on The Toronto Stock Exchange (or on any other Stock Exchange on which the Corporation’s Shares are then listed) of the Shares on the last trading day prior to the effective date of grant of such Option. In no instance shall the effective date of grant be earlier than the actual date of grant.

Section 2.3: Adjustments. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Corporation or if such Shares shall be consolidated or subdivided or converted, exchanged or reclassified, or in any way substituted for, including without limitation, pursuant to an amalgamation, arrangement or merger, then the Option, to the extent that it has not been exercised, shall entitle the Optionee upon the future exercise of the Option to such number and kind of securities or other property, subject to the terms of the Option, to which the Optionee would have been entitled had the Optionee actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, consolidation, conversion, subdivision, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if originally optioned Shares of the Corporation were being purchased hereunder. If any such event should occur, the number of Shares reserved for issuance pursuant to the Plan shall be similarly adjusted.

Section 2.4: Expiry of Options. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be used for the purposes of the Plan.

Section 2.5: Time of Issuance of Options. The Board of Directors or the Compensation Committee (if authorized by the Board of Directors) may at any time and from time to time grant Options pursuant to this Plan. Subject to the provisions of Section 2.6 and Section 2.7, nothing herein shall be construed to prohibit the granting of Options at different times to the same person.

Section 2.6: Persons Eligible. Persons eligible to receive Options shall be directors, officers and employees of or Consultants to the Corporation or of any Subsidiary who demonstrate the potential of becoming key personnel of, or performing valuable services for, the Corporation and/or a Subsidiary, in each case as the Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), may determine.

Notwithstanding anything to the contrary contained in the Plan, no Options may be granted to Insiders if such Options, together with any other Share Compensation Arrangements could result in:

(i)	the number of Shares reserved for issuance pursuant to Share Compensation Arrangements and issuable to Insiders collectively exceeding 10% of the Outstanding Issue; or

(ii)	the issuance to Insiders pursuant to Share Compensation Arrangements, collectively within the 12 months immediately preceding or 12 months immediately following the date of grant of such Options, of a number of Shares exceeding 10% of the Outstanding Issue.

Section 2.7: Number of Shares to be Optioned. The number of Shares to be optioned to any person shall be determined by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) in its sole discretion, except as hereafter provided. Each director of the Corporation who is not also an employee of the Corporation or of a Subsidiary shall be entitled to receive a one-time initial grant of Options in respect of 100,000 Shares upon becoming a member of the Board of Directors. Thereafter each such non-employee director will be entitled to receive an annual grant of Option in respect of 25,000 Shares (and no more). The annual grant of Options to such directors will be made at the meeting of the Board of Directors held on the day of the annual meeting of shareholders of the Corporation unless such day is within a Trading Blackout, whereupon such grant of Options will be made on the first business day following the cessation of the Trading Blackout.

Section 2.8: Form of Options. An Option Agreement, in the form or substantially in the form set out in the schedule hereto, signed by the Chief Executive Officer, the Chief Financial Officer or such other officer of the Corporation as the Board of Directors may from time to time determine, shall be issued to each person to whom an Option is granted.

Section 2.9: Assignability of Options. Options and all rights thereunder may be assigned and transferred by the Optionee upon written notice to the Corporation to the following persons:

(a)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the Optionee;

(b)	a Registered Retirement Savings Plan (“RRSP”) or a Registered Retirement Income Fund (“RRIF”) of the Optionee;

(c)	a “holding entity” of the Optionee, as defined in NI 45-106;

(d)	a spouse of the Optionee;

(e)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the spouse of the Optionee;

(f)	a holding entity of the spouse of the Optionee, as defined in NI 45-106;

(g)	a RRSP or a RRIF of the spouse of the Optionee; and

(h)	to the legal personal representatives of a deceased Optionee, as provided in Section 3.6 hereof.

Except as hereinbefore provided, the Options and all rights thereunder shall be non-assignable and non-transferable by the Optionee and may not be pledged, hypothecated, charged or otherwise encumbered.

Section 2.10: Foreign Participants. In order to assure the viability of Options granted to Optionees employed in foreign countries, the Board of Directors or the Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Board of Directors may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall amend the Plan or any Option in a manner requiring shareholder approval under Section 7.1(b) unless such shareholder approval is obtained.

ARTICLE III—EXERCISE OF OPTIONS

Section 3.1: Term and Vesting. The Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), shall determine the term during which each Option may be exercised (the last day of such term is herein referred to as the “Normal Expiry Date”) provided however that such term shall not exceed ten (10) years, subject to earlier termination as herein provided. The Board of Directors, on the recommendation of the Compensation Committee or the Compensation Committee (if authorized by the Board of Directors), shall determine at the time of grant the extent to which any Option may be exercised during the term of the Option. In the absence of such determination by the Board of Directors or the Compensation Committee:

(a)	An Option granted to a member of the Board of Directors shall vest and be exercisable immediately following the grant of such Option; and

(b)	An Option granted to any person other than a member of the Board of Directors, shall not vest and shall not be exercisable during the first year following the date of grant. 25% of the shares underlying such Option shall vest and become exercisable on the first anniversary of the date of grant and the remainder shall vest and become exercisable in 36 equal monthly installments, such that the Option will, in the absence of an earlier termination pursuant to Section 3.6 hereof, be fully vested and fully exercisable 48 months following the grant date of the Option.

Section 3.2: How Exercisable. An Option shall be exercisable by the Optionee from time to time by notice in writing to the Chief Executive Officer or Chief Financial Officer of the Corporation (or such other person as the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) may from time to time appoint for purposes of receiving same) specifying the number of Shares to be purchased under such Option and accompanied by full payment, in the manner provided in Section 3.3, of the purchase price for the Shares to be issued.

Section 3.3: Consideration. The Compensation Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment (including, without limitation: (a) cash, (b) Shares held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate purchase price for the Shares to be issued, or (iii) other property acceptable to the Compensation Committee, including through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Corporation upon settlement of such sale), and the methods by which Shares shall be delivered or deemed to be delivered to the Optionee. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an

Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

Section 3.4: Issuance of Shares. The Optionee shall be entitled to be entered in the Share register of the Corporation, as of the day on which the Corporation receives the notice and payment referred to in Section 3.2, and, as promptly as practicable thereafter, to receive a certificate or certificates for the said number of Shares in respect of which the Option has been exercised.

Section 3.5: Termination of Options. Any Option not exercised with the period fixed for its exercise shall terminate and become void and of no effect.

Section 3.6: Cessation of Employment or Termination of Consulting Arrangements. If an Optionee ceases to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary, for any reason whatsoever, including death, then unless otherwise determined by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors), all Options held by such Optionee shall cease to vest on the effective date on which such Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary and all Options held by such Optionee shall terminate and cease to be exercisable at the close of business on the day which is ninety (90) days following the earliest to occur of:

(i)	the effective date on which the Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary; and

(ii)	the date that notice of dismissal from such office, employment or retainer is given to such director, officer or employee of or Consultant to the Corporation or Subsidiary.

The Optionee, or the legal personal representative of a deceased Optionee, as the case may be, shall be entitled to exercise any Options during the period set out above but only to the extent that such Options had vested and the Optionee was entitled to exercise such Options at the effective date on which the Optionee ceased to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary. For greater certainty, no Option may be exercised after the Normal Expiry Date except as provided in Section 3.7 hereof. An Optionee who takes a leave of absence approved by the Board of Directors or the Compensation Committee shall not be deemed to have ceased to be an officer or employee for purposes of this Section 3.6.

Section 3.7: Expiry During Blackout Periods. Notwithstanding the provisions of Section 3.1 and Section 3.6, no Option shall terminate and cease to be exercisable, whether as a result of the occurrence of the Normal Expiry Date or as a result of an Optionee ceasing to be a director, officer or employee of or a Consultant to the Corporation or a Subsidiary, prior to the fifth business day following the cessation of any restricted trading period imposed by the Corporation by which directors, officers and employees of the Corporation are prohibited from trading in securities of the Corporation (a “Trading Blackout”) then in effect and if a Trading Blackout is not then in effect, prior to the fifth business day following cessation of the most recent Trading Blackout.

ARTICLE IV—LIMITATIONS

Section 4.1: Limitation. The Corporation’s obligation to issue Shares in accordance with the terms of this Plan is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any Stock Exchange on which the Shares of the Corporation may be listed. Each Optionee, as a condition of the grant of an Option to such Optionee, agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and such undertakings as may be required to permit compliance with such laws, rules and regulations.

ARTICLE V—U.S. OPTIONEE

Section 5.1: U.S. Optionee. Any Option granted under this Plan to a U.S. Optionee may be an ISO, but only if so designated by the Corporation in the agreement evidencing such Option. No provision of this Plan, as it may be applied to a U.S. Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code. Grants of Options to U.S. Optionees which are not ISOs may be granted pursuant to Section 2 hereof. Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to incentive stock options granted to each U.S. Optionee:

(a)	ISOs shall only be granted to U.S. Optionees who, at the time of grant, are officers, employees or directors of the Corporation or a Subsidiary (provided, for purposes of this Article V only, such directors are then also officers or employees of the Corporation). Any director of the Corporation who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option;

(b)	the aggregate fair market value (determined as of the time the ISO is granted) of the Shares subject to ISOs exercisable for the first time by a U.S. Optionee during any calendar year under this Plan and all other stock option plans, within the meaning of Section 422 of the Code, of the Corporation or a Subsidiary shall not exceed U.S. $100,000; provided that options for Shares which exceed such aggregate fair market value shall not be void, but shall instead be options which are granted under Section 2 hereof and are not ISOs;

(c)	the purchase price for Shares under each ISO granted to a U.S. Optionee pursuant to this Plan shall be as determined in Section 2.2 and, in any event, shall be not less than the fair market value of such Shares at the time the Option is granted, as determined in good faith by the Board of Directors or the Compensation Committee (if authorized by the Board of Directors) at such time;

(d)	if any U.S. Optionee to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner of shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the ISO granted to such individual:

(i)	the purchase price per Share subject to such ISO shall not be less than 110% of the fair market value of one Share at the time of grant; and

(ii)	for the purposes of Article V only, the ISO exercise period shall not exceed 5 years from the date of grant;

(e)	no ISO may be granted hereunder to a U.S. Optionee following the expiry of 10 years after the date on which this Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier; and

(f)	no ISO granted to a U.S. Optionee under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Corporation.

ARTICLE VI—CHANGE OF CONTROL

Section 6.1: Acceptance of Offer. If a bona fide offer (the “Offer”) for Shares is made to shareholders of the Corporation generally, or to a class of shareholders of the Corporation which, if Options were exercised, would include Optionees, and the Offer, if accepted in whole or in part, would result in a Change of Control and if the Board of Directors recommends to shareholders of the Corporation to accept such Offer and/or to vote in favor of the Offer then, provided such recommendation is not withdrawn and notwithstanding Section 3.1 but subject to the other provisions hereof:

(a)	Any Options which are outstanding although not yet exercisable at the time such recommendation is made by the Board of Directors shall automatically become exercisable on the date such recommendation is made in the manner hereinafter provided.

(b)	If any Options become so exercisable upon the recommendation by the Board of Directors to accept or vote in favor of an Offer, the Corporation shall, promptly after such recommendation has been given, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Optionee to participate in the Offer, the Optionee may, during the period that the Offer is open for acceptance, exercise all or any portion of any such Option held by the Optionee.

(c)	In the event that the Optionee so exercises any such Option, such exercise shall be in accordance with Article III hereof; provided that, if necessary in order to permit the Optionee to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Shares received upon such exercise (the “Optioned Shares”) shall be deemed to have occurred, effective as of the first day prior to the earlier of the date on which the Offer was made and the date such recommendation was made.

(d)	If: (i) the Offer is not completed (within the time specified therein, if applicable); or (ii) all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof, then the Optioned Shares or, in the case of (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Corporation for cancellation and the terms of the Option as set forth herein shall again apply to such Option, or the remaining portion thereof, as the case may be.

(e)	If any Optioned Shares are returned to the Corporation pursuant to subsection (d) above, the Corporation shall refund the option price to the Optionee in respect of such Optioned Shares.

Section 6.2: Receipt of Offer. If a bona fide Offer for Shares is made to shareholders of the Corporation generally, or to a class of shareholders of the Corporation which, if Options were exercised, would include Optionees, and the Offer, if accepted in whole or in part, would result in a Change of Control then, notwithstanding Section 3.1 but subject to the other provisions hereof:

(a)	The Board of Directors may give its express consent to the exercise of any Options which are outstanding although not yet exercisable at the time of the Offer in the manner hereinafter provided.

(b)	If the Board of Directors has so consented to the exercise of any Options outstanding at the time of the Offer, the Corporation shall, promptly after such consent has been given, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, together with a notice stating that, in order to permit the Optionee to participate in the Offer, the Optionee may, during the period that the Offer is open for acceptance, exercise all or any portion of any such Option held by the Optionee.

(c)	In the event that the Optionee so exercises any such Option, such exercise shall be in accordance with Article III hereof; provided that, if necessary in order to permit the Optionee to participate in the Offer, such Option shall be deemed to have been exercised, and the issuance of Optioned Shares shall be deemed to have occurred, effective as of the first day prior to the date on which the Offer was made.

(d)	If: (i) the Offer is not completed (within the time specified therein, if applicable) or (ii) all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof, then the Optioned Shares or, in the case of (ii) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Corporation for cancellation and the terms of the Option as set forth herein shall again apply to such Option, or the remaining portion thereof, as the case may be.

(e)	If any Optioned Shares are returned to the Corporation pursuant to subsection (d) above, the Corporation shall refund the option price to the Optionee in respect of such Optioned Shares.

Section 6.3: Change of Control. If a transaction occurs that is not otherwise contemplated by this Article VI, and such transaction would, upon consummation, result in a Change of Control, then, notwithstanding Section 3.1 but subject to the other provisions hereof, any Options which are outstanding although not yet exercisable at the time such transaction is consummated shall automatically become exercisable immediately prior to the consummation of such transaction.

ARTICLE VII—AMENDMENT AND INTERPRETATION

Section 7.1: Amendment and Discontinuance.

(a)	The Board of Directors may: (i) discontinue the Plan at any time except that such discontinuance may not alter or impair any Option previously granted to an Optionee under the Plan; and (ii) subject to any necessary approval of the Toronto Stock Exchange or any other Stock Exchange on which the Shares may then be listed and subject to subsection (b) hereof, from time to time amend the Plan in its absolute discretion without the approval of the Corporation’s shareholders.

(b)	The Corporation’s shareholders shall approve any amendment to the Plan or any Option which: (i) reduces the exercise price of an Option either directly, or indirectly by means of the cancellation of an Option and the reissue of a similar Option; (ii) extends the period available to exercise an Option beyond the Normal Expiry Date, other than as provided in Section 3.7 hereof; (iii) increases the levels of Insider participation under the Plan as set forth in Section 2.6 or Section 2.7 hereof; (iv) increases the maximum percentage that the number of Shares reserved for issuance under the Plan may be of the number of issued and outstanding Shares at any time (other than pursuant to the provisions of Section 2.3 hereof); (v) amends Section 2.6 hereof to add any additional categories of persons eligible to receive Options under the Plan; or (vi) amends Section 2.9 hereof.

(c)	Subject to subsection (b) hereof, the Board of Directors of the Corporation, with the consent of an affected Optionee, may from time to time amend the terms and conditions of any Option (and the terms of the Plan solely in respect of such Option) which has been theretofore granted.

Section 7.2: Interpretation. An Optionee shall not have any rights as a shareholder of the Corporation with respect to any Shares issuable on exercise of an Option until and only to the extent that such Optionee shall have exercised the Option in accordance with the terms of the Plan.

Section 7.3: Fractional Shares. No fractional Shares shall be issued upon the exercise of an Option. If as a result of any adjustment pursuant to Section 2.3 hereof an Optionee would become entitled to a fractional Share, the Optionee shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 7.4: No Additional Rights Conferred. Nothing in the Plan nor any Option shall confer upon any Optionee any right to continue as an employee, officer or director of or Consultant to the Corporation or any Subsidiary or affect in any manner the right of the Corporation or any Subsidiary to terminate an Optionee’s office, employment or consulting arrangements at any time.

Adopted by the Board of Directors of Mad Catz Interactive, Inc.

Approved by the shareholders of Mad Catz Interactive this 2nd day of October, 2007.